QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
RightNow Technologies, Inc.:

        We consent to incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-118515, 333-124329, 333-138543 and 333-141340) of RightNow Technologies, Inc. of our reports dated March 14, 2008, with respect to the consolidated balance sheets of RightNow Technologies, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of RightNow Technologies, Inc.

        Our report on the consolidated financial statements refers to RightNow Technologies, Inc.'s adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, effective January 1, 2006, and Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainties in Income Taxes, an Interpretation of FASB Statement No. 109, effective January 1, 2007.

/s/ KPMG LLP

Portland, Oregon
March 14, 2008

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm